Exhibit 10.12

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated this 26th day of July, 2018 (the “Effective Date”) by and between 100 DOMAIN DRIVE EI, LLC, a Delaware limited liability company, as administrator of the tenancy in common with 100 DOMAIN DRIVE DD, LLC, a Delaware limited liability company (collectively, “Landlord”) and VAPOTHERM, INC., a Delaware corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord’s predecessor in interest, Albany Road-100 Domain LLC, and Tenant entered into that certain Lease Agreement dated as of September 30, 2016; as amended by that certain First Amendment to Lease dated as of September 11, 2017; as further amended by that certain Second Amendment to Lease dated as of June 6, 2018, (collectively, the “Lease”), whereby Tenant leases certain premises consisting of approximately 82,968 rentable square feet of office and research and development space (the “Original Premises”) in the building known as 100 Domain Drive, Exeter, New Hampshire, as more particularly described in the Lease (the “Building”);

WHEREAS, Landlord purchased the Building from Albany Road-100 Domain LLC as of April 3, 2018 and has succeeded to its interests as Landlord under the Lease;

WHEREAS, pursuant to the Lease, Article XVII, as modified by the First Amendment to Lease, Section 19, Tenant has a right of first offer on all space in the Building, including space shown on a Floor Plan attached hereto as Exhibit A and designated “New R&D Lab Area” consisting of approximately 1,172 rentable square feet of space, (the “New R&D Lab Area”);

WHEREAS, by letter dated July 26, 2018, from Tenant to Landlord, Tenant has exercised its right of first offer on the New R&D Lab Area, and the Superior ROFO Rights described in Exhibit F to the Lease have been waived and satisfied for purposes of this Third Amendment;

WHEREAS, Landlord and Tenant desire to amend the Lease to incorporate the New R&D Lab Area into the Premises and subject the New R&D Lab Area to the provisions of the Lease, as amended by this Amendment; and WHEREAS, Landlord and Tenant desire to memorialize their understanding and modify the Lease consistent therewith all subject to the terms, covenants and conditions hereinafter set forth below.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:

1.    New R&D Lab Area Premises. Effective as of the Effective Date, Tenant hereby leases from Landlord, and Landlord hereby leases to Tenant, the New R&D Lab Area Premises. As used herein, the term New R&D Lab Area Premises shall mean the approximately 1,172 rentable square feet of space located on the first floor of the Building as further set forth on the New R&D Lab Area Floor Plan attached hereto as Exhibit A. As of the Effective Date, all references to the “Premises” shall be deemed to include the Original Premises, the Expansion Premises, the Second Floor Premises, and the New R&D Lab Area Premises, for a total of 84,140 rentable square feet. All references to the “Lease” shall mean the Lease as amended by this Amendment.

2.    Rent. Effective as of the Effective Date, Tenant shall commence paying Base Rent and Additional Rent on the New R&D Lab Area Premises, which rent shall be in addition to the Base Rent and Additional Rent Tenant is currently paying on the Original Premises and the Second Floor Premises pursuant to the Lease and the First Amendment to Lease and the Second Amendment to Lease. Tenant’s Proportionate Office Share shall be adjusted accordingly to include the New R&D Lab Area Premises for purposes of calculating Additional Rent. Tenant shall pay Base Rent on the New R&D Lab Area Premises in the same manner as required under the Lease as follows:

Lease Year	Annual Fixed Rental Rate	Annual Fixed Rental	Monthly Fixed Rental
1	$14.25	$16,701.00	$1,391.75
2	$14.61	$17,122.92	$1,426.91
3	$14.97	$17,544.84	$1,462.07
4	$15.35	$17,990.16	$1,499.18
5	$15.73	$18,435.60	$1,536.30
6	$16.12	$18,892.68	$1,574.39
7	$16.53	$19,373.16	$1,614.43

3.    Term. The Term for the New R&D Lab Area Premises shall commence as of the Effective Date and be coterminous with the Original Premises, with the First Lease Year being tied to - the First Lease Year of the Second Expansion Premises as defined in the First Amendment to Lease. The parties agree that the Lease Commencement date for the New R&D Lab Area Premises is January 29, 2018.

4.    New R&D Lab Area Premises Condition and Tenant Work. Landlord shall deliver and Tenant shall accept the New R&D Lab Area Premises in their “as is” condition as of the Effective Date, with all faults and without representation or warranty by Landlord. Tenant shall be allowed to make improvements to the New R&D Lab Area Premises as set forth in this paragraph. Tenant shall perform all work necessary to permit Tenant to operate the New R&D Lab Area Premises for its intended use and in such a manner that shall not unreasonably interfere with other tenants in the Building (“Tenant’s Work”). Tenant shall not commence any of Tenant’s Work until Tenant has developed with its architect at its sole cost and expense and submitted to Landlord “Space Plans” (in such detail as Landlord shall reasonably require) for such work and Landlord has approved such plans in writing. Landlord acknowledges such Space Plans have been submitted by Tenant and approved by Landlord as of the Effective Date.

Upon execution of this Amendment, Tenant shall thereafter engage its architect at its sole cost and expense to prepare plans and specifications for the build-out of the New R&D Lab Area Premises (“Build-Out Plans”), which plans and specifications shall be submitted to Landlord for its reasonable approval. Tenant’s Work shall be performed in accordance with such approved Space Plans and Build-Out Plans and in accordance with the terms and conditions of this Lease and shall be performed by contractor(s) approved by Landlord, which approval shall not be unreasonably withheld or delayed.

Tenant shall commence Tenant’s Work promptly after receipt of Landlord’s approval of Tenant’s Space Plans and Build-Out Plans and shall diligently prosecute the same to completion. Landlord’s approval of Tenant’s Space Plans and Build-Out Plans for Tenant’s Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Prior to beginning Tenant’s Work, Tenant shall obtain all necessary permits, including but not limited to zoning and building permits, and, if required by law, obtain appropriate performance and payment bonds covering the labor and materials required to complete Tenant’s Work. Prior to beginning Tenant’s Work, Tenant shall also deliver to Landlord and Landlord’s Mortgagee, at Tenant’s cost, a builder’s risk insurance policy naming Landlord and Landlord’s Mortgagee as additional insureds, as their interests may appear, with the amount and type of coverage being reasonably required by Landlord and Landlord’s Mortgagee and otherwise in compliance with the requirements for insurance set forth in the Lease, together with evidence that the premium for said insurance has been paid in full by Tenant in accordance with the terms of the policy. Tenant covenants and represents that the foregoing work shall be completed in a good and workmanlike manner and in compliance with all applicable legal requirements. Tenant’s Work shall be deemed to be “Substantially Complete” upon delivery by Tenant’s architect of a Certificate of Substantial Completion and the issuance of a certificate of occupancy by the applicable municipal authority.

5.    Tenant Improvement Allowance. Landlord has agreed to provide Tenant with an allowance of $29,300.00 ($25 per rentable square foot times 1,172 RSF) for the purpose of making improvements to the New R&S Lab Area Premises (the “Tenant Allowance”), subject to the provisions set forth herein. Landlord shall reimburse Tenant for the costs actually incurred by Tenant in connection with Tenant’s Work, which costs may include, without limitation, costs in connection with engineering and design, as well as construction-related costs and expenses up to a maximum aggregate amount of the Tenant Allowance. Tenant must submit a reimbursement request for payment of the Tenant Allowance in accordance with the provisions of this Paragraph 5 on or before the date that is twelve (12) months after the Effective Date, and Tenant shall not be entitled to any credit, offset, or payment from Landlord for any portion of Tenant’s Allowance for which Tenant has not properly submitted a draw request in accordance with this Paragraph 5 on or before such date.

Tenant shall promptly pay in full all costs and expenses associated with Tenant’s Work. Upon Substantial Completion of Tenant’s Work, and provided that no Event of Default exists under this Lease, Landlord shall reimburse Tenant the amount requested by Tenant in a single individual written draw request submitted by Tenant to Landlord within thirty (30) days of such request upon satisfaction of all of the following conditions: (a) all Tenant’s Work shall have been completed substantially in accordance with the approved Space Plans and Build-Out Plans; (b) Tenant shall have submitted a detailed written draw request to Landlord itemizing the cost of Tenant’s Work and certifying that all such Tenant Work has been completed substantially in accordance with the approved Space Plans and Build-Out Plans and specifications therefor and in compliance with all applicable legal requirements; (c) Tenant shall have submitted to Landlord copies of paid invoices related to that portion of Tenant’s Work to be reimbursed together with lien waivers and releases from all material contractors, subcontractors, suppliers and other parties furnishing labor and/or material for such portion of Tenant’s Work; and (d) Tenant has commenced to operate its business at the New R&D Lab Area Premises and delivered to Landlord a final, unconditional Certificate of Occupancy with respect to the New R&D Lab Area Premises duly issued by the Town of Exeter, New Hampshire. Upon completion of Tenant’s Work, Tenant shall deliver to Landlord a Certificate of Substantial Completion from Tenant’s architect certifying that all Tenant’s Work has been installed and completed substantially in accordance with the approved Space Plans and Build-Out Plans therefor and in compliance with all applicable legal requirements. Tenant shall be responsible for the performance of Tenant’s Work to completion and the payment of any costs and expenses related to Tenant’s Work which exceed the Tenant Allowance.

6.    Use. Tenant intends to use the New R&D Lab Area Premises for development of processes and products for Tenant. The layout will be open floor space with benches, equipment, compressed air and power. The area will be accessible from Tenant’s Existing Premises and main hallway. Landlord has conditionally granted Tenant the right to use the New R&D Lab Area Premises for such use, provided Tenant complies with the following conditions: (i) Tenant substantially complies with the Space Plans and Build-Out Plans set forth in Section 4 herein.

7.    Brokerage. Landlord and Tenant each represent and warrant to the other that it has dealt with no agents, brokers, finders or other parties entitled to any commission or fee with respect to this Lease or the Premises or the Property. Landlord and Tenant each agree to indemnify and hold the other party harmless from any claim, demand, cost or liability, including, without limitation, attorneys’ fees and expenses, asserted by any such party based upon dealings with that party.

8.    Ratification of Lease: No Other Amendments. In all other respects, the terms and provisions of the Lease are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this Third Amendment. Tenant represents and warrants to Landlord that, solely as of the date of this Third Amendment, (a) Tenant is not in default under the terms of the Lease, (b) to the best of Tenant’s knowledge, Landlord is not in default under the terms of the Lease; and (c) Landlord has completed all work required under the Lease, if any. As of the date of this Third Amendment, Tenant further acknowledges that Tenant currently has no defenses, offsets, claims or counterclaims against Landlord under the Lease or against the obligations of Tenant under the Lease.

9.    Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

10.    Conflicts. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Third Amendment shall be resolved in favor of the terms and provisions of this Third Amendment.

11.    Execution. The submission of this Third Amendment shall not constitute an offer, and this Third Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. Tenant represents and warrants for itself that all requisite organizational action has been taken in connection with this transaction, and the individual or individuals signing this Third Amendment on behalf of Tenant represent and warrant that they have been duly authorized to bind the Tenant by their signatures.

12.    Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Additionally, telecopied or pdf signatures may be used in place of original signatures on this Third Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or pdf document, are aware that the other party will rely on the telecopied or pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Third Amendment based on the form of signature.

13.    Modifications. This Third Amendment shall not be modified except in writing signed

14.    Construction. The parties acknowledge and agree that this Third Amendment was negotiated by all parties, that this Third Amendment shall be interpreted as if it was drafted jointly by all of the parties, and that neither this Third Amendment, nor any provision within it, shall be construed against any party or its attorney because it was drafted in whole or in part by any party or its attorney.

15.    Limitation of Landlord Liability. Redress for any claims against Landlord under the Lease and this Third Amendment shall only be made against Landlord to the extent of Landlord’s interest in the property to which the Premises are a part. The obligations of Landlord under the Lease and this Third Amendment shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

16.    Amendment to Notice of Lease. Landlord and Tenant shall record an Amendment to and Restatement of the Notice of Lease in the form attached hereto as Exhibit B.

17.    Utilities. Tenant shall pay for all utilities in the Premises on the terms and conditions set forth in the Existing Lease. To the extent that any utilities for any portion of the Premises are not sub-metered. Tenant shall pay its Proportionate Share for the utilities in such portions of the Premises. Landlord shall allow separate metering in such portions of the Premises if Tenant is able to obtain separate metering for any utilities. Landlord shall, at Landlord’s sole cost and expense, install any such meter or sub-meter.

18.    Right of First Offer. Landlord warrants that the rights described in Exhibit F to the Existing Lease have been waived and satisfied for purposes of this Third Amendment.

19.    Governing Law. This Third Amendment shall be governed, construed and interpreted in accordance with the laws of the state in which the Property is located.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment of Lease as of the date first above written.

LANDLORD

100 DOMAIN DRIVE EI LLC, a Delaware limited liability company, as tenancy in common administrator

By:	100 Domain Drive EI Managing Member LLC, A Delaware limited liability company

By:	/s/ Vincent MacNutt
Vincent MacNutt, Its Manager
Duly Authorized

TENANT

VAPOTHERM, INC., A Delaware corporation

By:	/s/ Anthony Ten Haagen
Name:	Anthony Ten Haagen
Its:	VP Legal + Compliance
Duly Authorized

EXHIBIT A

NEW R&D LAB AREA PREMISES

EXHIBIT B

Return To:

Smith Duggan Buell & Rufo LLP

101 Federal Street, Suite 1405

Boston, MA 02110-1817

Attn: Paul Alan Rufo, Esq.

AMENDMENT TO AND RESTATEMENT OF NOTICE OF LEASE

WITH NOTICE OF RIGHT OF FIRST OFFER TO LEASE ADDITIONAL SPACE

Pursuant to the provisions of NH RSA 477:7-a. this notice amends and restates that certain Notice of Lease with Notice of Right of First Offer to Lease Additional Space dated September I 1, 2017 and recorded at the Rockingham County Registry of Deeds at Book , Page

Name and Address of Landlord Lessor:

100 Domain Drive EI LLC

60 Thoreau Street #262

Concord, MA 01742

Name and Address of Tenant Lessee:

Vapotherm, Inc.

100 Domain Drive

Exeter, New Hampshire 03833

Date of Execution of the Lease:

The original Lease was originally executed and delivered on September 30, 2016 and has been amended by a First Amendment to Lease (the “First Amendment”) on August 31st, 2017, by a Second Amendment to Lease (the “Second Amendment”) on June 6. 2018, and a third amendment dated July             , 2018 (the “Third Amendment”). The original Lease as amended by the First Amendment, the Second Amendment, and Third Amendment shall be referred to herein collectively as the “Lease”.

Description of Lease Premises:

A total of 84,140 ÷ - square feet of manufacturing, storage, research and development, and office space within a building containing 263,486 rentable square foot located at 100/150 Domain Drive. Exeter New Hampshire together with a non-exclusive right wit! other tenants of the Building to use all common areas and facilities, all of which are situated on the land described in Exhibit A. All of the above-described space is depicted on plans attached to the Lease.

Term: Date of Commencement. Extension Options:

The Term of the Lease will run for Seven (7) years from completion of two phases of construction as set forth in the First Amendment, which is expected to occur on or about January 29, 2018. but no later than September 30, 2018. Thereafter, the Tenant has two additional five (5) year options to renew subject to the provisions of the Lease.

Right of First Offer:

Tenant has the right of first offer to lease all space within the Building, subject to the rights of any existing tenants.

THIS NOTICE IS SUBJECT TO AND WITH THE BENEFIT OF THE SAME TERM RESTRICTIONS AND CONDITIONS CONTAINED IN THE ORIGINAL EXECUTED INSTRUMENT. THIS NOTICE OF LEASE IS EXECUTED ONLY FOR THE PURPOSE GIVING NOTICE OF THE EXISTENCE OF THE LEASE AND IS NOT INTENDED TO MODIFY. EXPAND OR REDUCE ANY OF THE RIGHTS OF THE LANDLORD OR THE TENANT SET FORTH IN THE LEASE. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE LEASE THE TERMS OF THE LEASE SHALL GOVERN.

[Remainder of Page Intentionally Blank. Signature Page to Follow]

Executed this 31st day of July, 2018.

LANDLORD

100 DOMAIN DRIVE EI LLC, a Delaware limited liability company, as tenancy in common administrator

By:	100 Domain Drive EI Managing Member LLC, A Delaware limited liability company

	By:	/s/ Vincent MacNutt
Vincent MacNutt, Its Manager
Duly Authorized

Witness

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF Middlesex

On this 31st day of July, 2018, before me, the undersigned notary public, personally appeared Vincent MacNutt, as Manager of 100 Domain Drive EI Managing Member LLC, Manager of 100 Domain Drive EI LLC, a Delaware limited liability company, and proved to me through satisfactory evidence of identification, ☐ Driver’s License or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, ☐ or my own personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document, and duly acknowledged to me that he executed the same on behalf of 100 Domain Drive EI LLC for the purposes stated therein, as his free act and deed and the free act and deed of 100 Domain Drive EI LLC and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his knowledge and belief.

/s/ Payal B. Bharucha
Notary Public
Print Name: Payal B. Bharucha
My Commission Expires: April 24, 2024

TENANT

VAPOTHERM, INC.,
A Delaware corporation

By:	/s/ Anthony Ten Haagen
Name:	Anthony Ten Haagen
Its:	VP Legal + Compliance
Duly Authorized

/s/ Katherine Jeck
Witness

STATE OF NEW HAMPSHIRE

COUNTY OF Rockingham

The foregoing instrument was acknowledged before me this 26th day of July, 2018, by Anthony Ten Haagen, as VP Legal + Compliance of Vapotherm, Inc., a Delaware corporation.

/s/ Lindsay Becker
Notary Public
Print Name: Lindsay Becker
My Commission Expires: 9/11/18

July 26, 2018

Via E-Mail

Vincent G. MacNutt

100 Domain Drive Asset Manager, LLC

C/O Boulos Asset Management

1 Canal Plaza

Portland, ME 04101

Re:    Notice of Right of First Offer, New R&D Lab Area

Dear Vincent G. MacNutt,

Please allow this letter to serve as the our notice that effective as of July 26, 2018 we are exercising our right of first offer on the New R&D Lab Area and to-add such area to the Premises. For the purposes of this letter, the term New R&D Lab Area refers to the approximately 1,172 rentable square feet of space located on the first floor of the building in close proximity to the Green Bean cafe. The specific area will be agreed upon by the parties and identified in the Third Amendment to our Lease.

Please do not hesitate to contact me at 603-380-8088 or via email at atenhaagen@vtherm.com if I can be of assistance with this or any other matter.

Kind regards,

/s/ Anthony Ten Haagen

Anthony Ten Haagen
Director of Legal Affairs & Compliance

CC:	John Coolidge; Vapotherm
Sean Teague; Cushman & Wakefield

Take the Work out of Breathing

Vapotherm Inc. - 100 Domain Drive, Exeter, NH 03833 - (603) 658-0011 - www.vapotherm.com